EXHIBIT 99

PRESS RELEASE  DATED July 27, 2010

BEMIS COMPANY, INC.

One Neenah Center, 4th Floor

P.O. Box 669

Neenah, Wisconsin  54957-0669

For additional information please contact:

Melanie E. R. Miller

Vice President, Investor Relations

and Treasurer

(920) 527-5045

FOR IMMEDIATE RELEASE

BEMIS COMPANY REPORTS 2010 SECOND QUARTER RESULTS

Net Sales increase 47%;

Total Year 2010 Adjusted EPS Guidance increases to $2.10 - $2.20

NEENAH, WISCONSIN, July 27, 2010 — Bemis Company, Inc. (NYSE-BMS) today reported quarterly diluted earnings from continuing operations of $0.52 per share for the second quarter.  Excluding the effect of special charges, diluted earnings per share from continuing operations, as adjusted, would have been $0.58 for the second quarter of 2010 compared to $0.50 for the second quarter of 2009, a 16.0 percent increase.  Special charges include acquisition-related expenses and severance associated with workforce reductions as detailed in the attached schedule, “Reconciliation of Non-GAAP Data.”

Highlights of the second quarter:

•                  Record quarterly net sales of $1.3 billion included organic sales growth of 6.5 percent

•                  Adjusted diluted earnings per share increased 16.0 percent driven by accretive acquisitions, World Class Manufacturing savings, and sales mix improvements

•                  Cash flow from operations increased 5.5 percent from the same period of 2009

•                  Total year adjusted diluted earnings per share guidance increased to $2.10 - $2.20 per share

“We are quickly realizing the benefits of our 2010 Food Americas acquisition,” said Henry Theisen, Bemis Company’s President and Chief Executive Officer.  “The integration of our newly acquired operations is progressing well and cost synergies continue to be realized at an accelerated pace.  Strong sales growth driven by increased unit volume and improved sales mix supported improved operating profit performance this quarter.  We have increased our outlook for total year results, reflecting our confidence in the current positive market trends and momentum in both acquisition integration and World Class Manufacturing improvements.”

BUSINESS SEGMENTS

Flexible Packaging

Flexible packaging business segment net sales increased 53.6 percent to $1.13 billion for the second quarter of 2010 compared to the same period of 2009.  Bemis estimates that acquisitions increased net sales by approximately 45 percent during the quarter.  Currency effects increased net sales by 2.8 percent, driven primarily by the stronger Brazilian currency.  The remaining 5.8 percent growth in net sales reflects higher sales of value-added products and improved unit sales volume.

Flexible packaging operating profit for the second quarter of 2010 was $125.6 million, or 11.1 percent of net sales, compared to $102.3 million, or 13.9 percent of net sales, for the same period of 2009.  Flexible packaging operating profit, as adjusted, for the second quarter would have been $133.0 million, or 11.8 percent of net sales, in 2010 compared to $102.6 million, or 14.0 percent of net sales, in 2009.  (See attached schedule: “Reconciliation of Non-GAAP Data.”)  The effect of currency translation increased operating profit in the second quarter of 2010 by $2.2 million.  Raw material cost reductions in late 2008 and early 2009 provided a short-term benefit to profits in the first half of 2009.  Operating margins as a percentage of net sales in the second quarter of 2010 reflect the negative short-term effects of raw material cost increases in early 2010 and generally lower operating margins in the newly acquired Food Americas operations.  Management expects the ongoing benefit of increasing cost saving synergies to improve operating margins as acquisition integration efforts continue.

Pressure Sensitive Materials

Pressure sensitive materials net sales increased 7.8 percent to $143.2 million for the second quarter of 2010 compared to the same period of 2009.  Currency effects reduced net sales by 2.3 percent compared to the second quarter of 2009.  Healthy unit volume growth in both our European and North American operations and across all product lines offered substantial improvement over last year’s weak market environment.

Pressure sensitive materials operating profit for the second quarter was $11.7 million, or 8.2 percent of net sales, compared to operating profit of $2.9 million, or 2.2 percent of net sales, for the same period of 2009.  The effect of currency translation reduced operating profit in the second quarter of 2010 by $0.3 million compared to the same quarter of 2009.  Higher sales of value-added graphic and technical products improved sales mix and increased operating profit as a percentage of net sales.

CONSOLIDATED ITEMS

Selling, general, and administrative expenses and interest expense were higher for the second quarter of 2010 compared to the same quarter of 2009 reflecting the impact of the Food Americas acquisition on March 1, 2010.

For the second quarter of 2010, other operating income and expense included $4.2 million of fiscal incentive income, an increase of $0.4 million compared to the second quarter of 2009.  Fiscal government incentives are associated with certain Brazilian operations and are included in flexible packaging segment operating profit.  Other operating income and expense also included $1.2 million of professional fees associated with the Food Americas acquisition, compared to $4.7 million of such fees for the same period of 2009.

Cash Flow

Cash provided by operating activities was $125.5 million for the second quarter of 2010, a 5.5 percent increase compared to the second quarter of 2009.  Available cash was used to reduce debt outstanding during the quarter by approximately $60 million.  On July 13, 2010, Bemis completed the sale of its discontinued operations for approximately $82 million.  Proceeds from the sale were used to further reduce debt outstanding during the third quarter of 2010.

Third Quarter and Full Year 2010 Outlook

“Healthy organic volume growth in value-added product lines, momentum in our World Class Manufacturing initiatives, and accelerated acquisition integration benefits have created positive trends for 2010,” said Theisen, commenting on the revised guidance for 2010.  “Our business teams are diligently executing a growth strategy that maximizes the benefits of our newly combined resources.  Recovery in certain economically sensitive markets is encouraging, but cost management and acquisition integration efforts remain a priority in this environment.”

Management expects adjusted diluted earnings per share from continuing operations for the third quarter of 2010 to be in the range of $0.55 to $0.60.  Management expects adjusted diluted earnings per share from continuing operations for the full year 2010 to be in the range of $2.10 to $2.20 per share.  This is an increase from management’s previous adjusted annual guidance of $2.00 to $2.15 per share.  While capital spending is expected to accelerate in the second half of the year, guidance for 2010 capital expenditures has been reduced to approximately $140 million.  Depreciation and amortization expense is expected to be approximately $210 million for 2010.

Guidance for adjusted annual diluted earnings per share from continuing operations excludes the impact of acquisition financing costs for the first two months of 2010 before the Food Americas acquisition was completed, which represented approximately $0.06 per share.  In addition, adjusted earnings per share guidance does not reflect the impact of severance charges, acquisition related professional and legal fees, or purchase accounting adjustments for inventory and order backlog.

Presentation of Non-GAAP Information

Guidance in this press release uses non-GAAP financial measures: adjusted operating profit, adjusted operating profit as a percentage of net sales, and adjusted diluted earnings per share from continuing operations.  These non-GAAP financial measures adjust for factors that are unusual or unpredictable.  These measures exclude the impact of certain amounts related to workforce reductions, acquisition related costs, and purchase accounting adjustments for inventory and order backlog.  This adjusted information should not be construed as an alternative to results determined in accordance with accounting principles generally accepted in the United States of America (GAAP).  It is provided solely to assist in an investor’s understanding of the impact of these items on the comparability of the Company’s operations.

Forward Looking Statements

Statements in this release that are not historical, including statements relating to the expected future performance of the Company, are considered “forward-looking” and are presented pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995.  Such content is subject to certain risks and uncertainties, including but not limited to future changes in cost or availability of raw materials, consumer buying patterns under certain economic conditions, changes in customer order patterns, the results of competitive bid processes, costs associated with the pursuit of business combinations, unexpected costs associated with integrating acquisitions, a failure in our information technology infrastructure or applications, foreign currency fluctuations, changes in working capital requirements, changes in government regulations, and the availability and related cost of financing from banks and capital markets.  Actual future results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors which are detailed in the Company’s regular SEC filings including the most recently filed Form 10-K for the year ended December 31, 2009.

Investor Conference Call

Bemis Company, Inc. will webcast an investor telephone conference regarding its second quarter 2010 financial results this morning at 10 a.m., Eastern Time.  Individuals may listen to the call on the Internet at www.bemis.com under “Investor Relations.”  Listeners are urged to check the website ahead of time to ensure their computers are configured for the audio stream.  Instructions for obtaining the required, free, downloadable software are available in a pre-event system test on the site.

About Bemis Company, Inc.

Bemis Company is a major supplier of flexible packaging and pressure sensitive materials used by leading food, consumer products, healthcare, and other companies worldwide.  Founded in 1858, the Company is included in the S&P 500 index of stocks and reported pro forma 2009 net sales, giving effect to the Food Americas acquisition, of $4.8 billion.  The Company’s flexible packaging business has a strong technical base in polymer chemistry, film extrusion, coating and laminating, printing, and converting.  Headquartered in Neenah, Wisconsin, Bemis employs over 20,000 individuals worldwide.  More information about the Company is available at our website, www.bemis.com.

BEMIS COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Net sales	$1,270,215	$866,379	$2,291,944	$1,709,772

Costs and expenses:
Cost of products sold	1,039,896	688,000	1,875,784	1,367,361
Selling, general, and administrative expenses	112,060	88,718	219,047	177,473
Research and development	8,725	6,533	14,350	12,575
Other operating (income) expense, net	(3,637)	(429)	4,799	4,881
Interest expense	18,540	5,861	36,677	11,884
Other non-operating (income) expense, net	832	(801)	(2,207)	(1,547)

Income from continuing operations before income taxes	93,799	78,497	143,494	137,145

Provision for income taxes	33,800	28,800	51,700	50,100

Income from continuing operations	59,999	49,697	91,794	87,045

Income from discontinued operations, net of tax	1,961	0	2,615	0

Net income	61,960	49,697	94,409	87,045

Less: Net income attributable to noncontrolling interests	1,938	1,176	3,604	1,814

Net income attributable to Bemis Company, Inc.	$60,022	$48,521	$90,805	$85,231

Amounts attributable to Bemis Company, Inc. :
Income from continuing operations, net of tax	$58,061	$48,521	$88,190	$85,231
Income from discontinued operations, net of tax	1,961	0	2,615	0
Net income attributable to Bemis Company, Inc.	$60,022	$48,521	$90,805	$85,231

Basic earnings per share:
Income from continuing operations	$0.52	$0.47	$0.79	$0.83
Income from discontinued operations	0.02	0.00	0.03	0.00
Net income attributable to Bemis Company, Inc.	$0.54	$0.47	$0.82	$0.83

Diluted earnings per share:
Income from continuing operations	$0.52	$0.47	$0.79	$0.82
Income from discontinued operations	0.02	0.00	0.03	0.00
Net income attributable to Bemis Company, Inc.	$0.54	$0.47	$0.82	$0.82

Cash dividends paid per share	$0.230	$0.225	$0.460	$0.450

BEMIS COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(dollars in thousands)

(unaudited)

	June 30,	December 31,
	2010	2009
ASSETS

Cash and cash equivalents	$80,286	$1,065,687
Accounts receivable, net	645,464	467,988
Inventories, net	617,796	399,067
Prepaid expenses and other current assets	115,100	72,606
Current assets of discontinued operations	23,950
Total current assets	1,482,596	2,005,348

Property and equipment, net	1,532,424	1,157,193

Goodwill	974,716	646,852
Other intangible assets, net	204,092	85,299
Deferred charges and other assets	68,035	34,013
Long-term assets of discontinued operations	64,721
Total other long-term assets	1,311,564	766,164

TOTAL ASSETS	$4,326,584	$3,928,705

LIABILITIES

Current portion of long-term debt	$2,612	$22,527
Short-term borrowings	11,540	8,795
Accounts payable	525,245	380,017
Accrued salaries and wages	92,525	89,988
Accrued income and other taxes	33,705	23,528
Current liabilities of discontinued operations	13,521
Total current liabilities	679,148	524,855

Long-term debt, less current portion	1,460,801	1,227,514
Deferred taxes	143,225	134,676
Other liabilities and deferred credits	213,703	189,977

TOTAL LIABILITIES	2,496,877	2,077,022

EQUITY

Bemis Company, Inc. stockholders’ equity:
Common stock issued (126,554,417 and 125,646,511 shares)	12,655	12,565
Capital in excess of par value	558,614	567,247
Retained earnings	1,688,951	1,649,804
Accumulated other comprehensive income	25,170	72,457
Common stock held in treasury, 17,422,771 shares at cost	(498,341)	(498,341)
Total Bemis Company, Inc. stockholders’ equity	1,787,049	1,803,732
Noncontrolling interests	42,658	47,951
TOTAL EQUITY	1,829,707	1,851,683

TOTAL LIABILITIES AND EQUITY	$4,326,584	$3,928,705

BEMIS COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended
	June 30,
	2010	2009
Cash flows from operating activities
Net income	$94,409	$87,045
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	101,784	78,140
Excess tax benefit from share-based payment arrangements	(2,863)	(36)
Share-based compensation	9,257	9,574
Deferred income taxes	2,334	8,095
Income of unconsolidated affiliated company	(1,394)	(641)
(Gain) loss on sales of property and equipment	(84)	273
Changes in working capital, excluding effect of acquisitions	(71,160)	97,108
Net change in deferred charges and credits	(8,202)	(12,305)

Net cash provided by (used in) operating activities	124,081	267,253

Cash flows from investing activities
Additions to property and equipment	(39,290)	(45,320)
Business acquisitions and adjustments, net of cash acquired	(1,222,111)	(30,694)
Proceeds from sales of property and equipment	853	421

Net cash used in investing activities	(1,260,548)	(75,593)

Cash flows from financing activities
Proceeds from issuance of long-term debt	13,464	1,393
Repayment of long-term debt	(38,150)	(3,170)
Net borrowing (repayment) of commercial paper	238,250	(83,295)
Net borrowing (repayment) of short-term debt	4,143	(26,493)
Cash dividends paid to stockholders	(51,105)	(46,462)
Excess tax benefit from share-based payment arrangements	2,863	36
Stock incentive programs and related withholdings	(13,315)	(2,609)

Net cash provided by (used in) financing activities	156,150	(160,600)

Effect of exchange rates on cash and cash equivalents	(5,084)	5,548

Net increase (decrease) in cash and cash equivalents	(985,401)	36,608

Cash and cash equivalents balance at beginning of year	1,065,687	43,454

Cash and cash equivalents balance at end of period	$80,286	$80,062

BEMIS COMPANY, INC. AND SUBSIDIARIES

OPERATING PROFIT AND PRETAX PROFIT

(in millions)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Flexible Packaging operating profit	$125.6	$102.3	$219.5	$193.7

Pressure Sensitive Materials operating profit	11.7	2.9	18.3	1.0

General corporate expenses	(25.0)	(20.8)	(57.6)	(45.7)

Interest expense	(18.5)	(5.9)	(36.7)	(11.9)

Income from continuing operations before income taxes	$93.8	$78.5	$143.5	$137.1

BEMIS COMPANY, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP DATA

(in millions, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Reconciliation of GAAP to Non-GAAP Operating Profit and Operating Profit as a Percentage of Net Sales by Segment

Flexible Packaging
Net Sales	$1,127.0	$733.5	$2,008.4	$1,448.7

Operating Profit as reported	125.6	102.3	219.5	193.7

Non-GAAP adjustments:
Purchase accounting for inventory and order backlog (1)	3.5		15.4
Acquisition related integration costs (2)	3.9		3.9
Severance costs for reductions in workforce		0.3		1.4

Operating Profit as adjusted	$133.0	$102.6	$238.8	$195.1

Operating Profit as a percentage of Net Sales
As Reported	11.1%	13.9%	10.9%	13.4%
As Adjusted	11.8%	14.0%	11.9%	13.5%

Pressure Sensitive Materials
Net Sales	$143.2	$132.9	$283.5	$261.1

Operating Profit as reported	11.7	2.9	18.3	1.0

Non-GAAP adjustments:
Severance costs for reductions in workforce				2.6

Operating Profit as adjusted	$11.7	$2.9	$18.3	$3.6

Operating Profit as a percentage of Net Sales
As Reported	8.2%	2.2%	6.5%	0.4%
As Adjusted	8.2%	2.2%	6.5%	1.4%

Reconciliation of GAAP to Non-GAAP Earnings per Share

Diluted earnings per share from continuing operations, as reported	$0.52	$0.47	$0.79	$0.82

Non-GAAP adjustments per share, net of taxes:
Purchase accounting for inventory and order backlog (1)	0.02		0.09
Acquisition related integration costs (2)	0.04		0.04
Transaction related costs (3)		0.03	0.08	0.08
Financing impact of the Alcan Packaging Food Americas acquisition (4)			0.06
Severance costs for reductions in workforce				0.03

Diluted earnings per share from continuing operations, as adjusted	$0.58	$0.50	$1.06	$0.93

(1)

Expenses related to the purchase accounting impact of the fair value write-up of inventory and a charge for the fair value of the customer order backlog, both in the Alcan Packaging Food Americas acquisition.

(2)	Acquisition related integration costs include severance costs for workforce reductions and equipment relocation costs.
(3)	Transaction related costs are related primarily to our acquisition of Alcan Food Packaging Americas. These costs consist of legal, accounting, and other professional fees.
(4)

Impact from the July 2009 financing of the Alcan Packaging Food Americas acquisition, which included the issuance of 8.175 million shares and $800 million of public debt. The EPS impact includes the effect of the interest expense on the debt and the dilutive effect of the newly issued shares until the acquisition was completed on March 1, 2010.